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                                                                   EXHIBIT 10.39

                        RELEASE AND SETTLEMENT AGREEMENT

THIS RELEASE and SETTLEMENT AGREEMENT (the "AGREEMENT") is made as of the ___day of December, 2004 by and between Endocare, Inc. ("Endocare"), for itself and the other Endocare Parties (as that term is defined below) and National Union Fire Insurance Company of Pittsburgh, Pa. (the "Insurer"), for itself and the other National Union Parties (as that term is defined below).

                                    RECITALS

      WHEREAS, the following consolidated class action has been brought against Endocare, Paul Mikus, John V. Cracchiolo, and Kevin Quilty (collectively the "Endocare Individual Defendants"):

            Slutsky et al v. Endocare, et al, No. CV-02-8429-DT(CTx) filed in the United States District Court, Central District of California, Western Division (the "Action");

      WHEREAS, the Insurer has issued Policy No. 511-72-42 (the "Policy") providing certain coverage to Endocare, its Subsidiaries, the Endocare Individual Defendants and others subject to the terms and conditions of the Policy;

      WHEREAS, the Plaintiffs, Endocare, and the Endocare Individual Defendants have entered into a Stipulation of Settlement (the "Stipulation") providing for the settlement (the "Settlement") of the Action and claims related thereto as set forth in the Stipulation;

      WHEREAS, Endocare and the Endocare Individual Defendants have asserted claims under the Policy against the Insurer for payment and/or reimbursement of Loss arising out of the Action and the Settlement;

      WHEREAS, the Insurer has raised questions as to the extent to which the Policy is applicable to the Action and the Settlement; and

      WHEREAS, Endocare, the Endocare Individual Defendants and the Insurer are desirous of achieving a resolution of such claims and questions existing among Endocare, the Endocare Individual Defendants and the Insurer regarding the claims for payment and/or reimbursement of Loss in connection with the Action, the Stipulation and the Settlement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the respective covenants, undertakings, representations and conditions hereinafter set forth, the parties hereto agree as follows:

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      1. Definitions.

            Terms defined in the Policy are used herein with the same meaning unless otherwise defined herein.

            "Based upon" means "based upon," "attributable to," "arising out of," "in connection with" or "in any way related to," with those terms having ascribed to them the fullest meanings under the law.

            "Claims" means any and all actions, causes of action, proceedings, adjustments, executions, offsets, contracts, judgments, obligations, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, variances, covenants, trespasses, damages, demands, agreements, promises, liabilities, controversies, costs, expenses, attorney's fees and losses whatsoever, whether in law, in admiralty or in equity and whether based on any federal law, state law, common law right of action or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued.

            "The National Union Parties" means the Insurer, its affiliates, predecessors, successors and assigns, and the respective agents, servants, attorneys, employees, officers, directors, shareholders and representatives of the foregoing, and each of them.

            "The Endocare Parties" means Endocare, the other entities insured under the Policy, and their respective affiliates, predecessors, successors and assigns, the Individual Defendants and the other Insured Persons and the respective estates, heirs, agents, servants, attorneys, employees, officers, directors, shareholders, and representatives of the foregoing, and each of them.

      2. Payments by the Insurer The Insurer agrees that it will, no later than thirty (30) days after the Court has entered an Order granting preliminary approval of the Settlement, pay the sum of $1,223,601.67 into an escrow account maintained by Lerach Coughlin Stoia Geller Rudman and Robbins, LLP. Endocare and the Endocare Individual Defendants acknowledge the Insurer has already paid $3,776,398.33 of Defense Costs incurred by Insureds in connection with the Action and the Settlement pursuant to the terms and conditions of the Policy. The aforementioned payments are in full satisfaction of the obligations of the Insurer under the Policy.

      3. Mutual Release. The Endocare Parties do forever release and absolutely and forever discharge the National Union Parties, and the National Union Parties do forever release and absolutely and forever discharge the Endocare Parties, from (a) any and all Claims under the Policy and (b) any and all Claims under any and all other policies issued by the National Union Parties to the Endocare Parties, but only to the extent that such Claims under such other policies are based upon (i) the Action, (ii) the Stipulation, or (iii) the Settlement. The foregoing release and discharge shall include without limitation: any assertion that, in connection with or in any way related to the Action, the Settlement or the Stipulation, the Insurer breached any obligation under the Policy or any of the National Union Parties breached any obligation under any other

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policy of insurance issued by any of the National Union Parties for the benefit of any of the Endocare Parties with respect to the Action, the Stipulation or the Settlement; and any assertion by the Insurer of any right to reimbursement of any amounts paid under the Policy. The Endocare Parties and the National Union Parties covenant not to sue based upon any matter released herein. Nothing in this Agreement shall be deemed to release the National Union Parties or the Endocare Parties from their obligations under this Agreement .

      4. Unknown Claims. The Endocare Parties and the National Union Parties acknowledge that (a) they may have sustained damages, expenses and losses in connection with the subject matter of the Claims released hereunder which are presently unknown or not suspected and that such damages, expenses and losses, if any, may give rise to additional damages, expenses and losses in the future which are not now anticipated by them and (b) that this Agreement and the foregoing releases have been negotiated and agreed upon despite this realization and, being fully advised, expressly waive any and all rights they may have under any statute, including but not limited to Section 1542 of the California Civil Code, or common law principle which would limit the effect of the foregoing release to those Claims actually known or suspected to exist at the time of the effectiveness of the foregoing Release. California Civil Code Section 1542 provides:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor.

It is the intention of the the Endocare Parties and the National Union Parties that, notwithstanding the possibility that any of them or their counsel discover or gain a more complete understanding of the facts, events or law which, if presently known or fully understood, would have affected the foregoing release, this Agreement shall be deemed to have fully, finally and forever settled any and all claims encompassed by the release set forth herein, without regard to the subsequent discovery or existence of different or additional facts, events or law.

      5. Representations and Warranties. The Endocare Parties and the National Union Parties represent and warrant, that:

      (a) they own the rights released herein and they have not assigned or transferred or purported to assign or transfer any of such rights to any other person or entity;

      (b) they, through their counsel, have carefully read and understand the contents of this Agreement;

      (c) they have had the opportunity to consult with their own independent counsel regarding the terms of this Agreement; and

      (d) they enter into this Agreement without any inducement other than that which is described herein.

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      6. No Admission of Liability. Neither the negotiation, nor the terms, conditions and other provisions nor the performance of this Agreement shall be
(a) deemed or construed in any manner whatsoever to be an admission of liability by any party for any purpose, or (b) used by any party for any purpose other than the enforcement of the provisions hereof, provided, however, that nothing in this sentence shall affect the validity or the releases and other agreements set forth in this Agreement.

      7. Costs and Expense of Enforcement. This Agreement is and may be pleaded as a full and complete defense to, and is and may be used as the basis for an injunction against prosecution, of any Claim which seeks recovery or relief contrary to the terms of this Agreement. Should any party retain counsel for the purpose of restraining, enjoining, or otherwise preventing the breach of, or enforcing, this Agreement, including without limitation the commencement or institution of any action or proceeding to enforce any provision of this Agreement or to obtain (a) damages by reason of any alleged breach of any provision hereof, (b) a declaration of the rights or obligations of any party or
(c) any other judicial remedy in connection therewith, the prevailing party shall be entitled, in addition to such other relief as may be granted in such action or proceeding, whether at trial or on appeal, to be reimbursed by the other party for all reasonable out-of-pocket costs and expenses incurred as a result thereof including without limitation reasonable outside attorneys' fees and costs for services rendered to such prevailing party.

      8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the the Endocare Parties and the National Union Parties.

      9. Miscellaneous. This Agreement shall be deemed to have been drafted jointly by the parties; accordingly, any rule pertaining to the construction of contracts to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement or of any modifications of or amendments to this Agreement. The paragraph headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. All prior understandings and agreements between the parties relating to the subject matter hereof, whether written or oral, are merged in this Agreement, which alone fully and completely expresses their entire agreement. This Agreement may not be modified, changed, or amended orally. This Agreement may be executed in multiple counterparts, each of which, when so executed and delivered, shall be an original but such counterparts shall together constitute one and the same instrument and agreement. The respective obligations of the parties hereto are mutually reciprocal, interdependent and not subject to severability.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                  ENDOCARE, INC

                                  By:/s/ William Nydam
                                     ----------------------
                                     President

                                  NATIONAL UNION FIRE INSURANCE
                                  COMPANY OF PITTSBURGH, PA.

                                  By:/s/ Joseph Decaminada
                                     ----------------------
                                     Joseph Decaminada A.V.P.

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